UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Tractor Supply Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Online Go to www.envisionreports.com/TSCO or scan the QR code – login details are located in the shaded bar below.
Votes submitted electronically must be received by 9:00 am, Eastern Time, on May 14, 2026.

Important Notice Regarding the Availability of Proxy Materials for Tractor Supply Company’s Annual Meeting of Stockholders to be Held on May 14, 2026

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and instructions to access the virtual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Notice of 2026 Annual Meeting, 2026 Proxy Statement and Annual Report/10-K to stockholders are available at:

www.envisionreports.com/TSCO

Easy Online Access – View your proxy materials and vote.
Step 1:	Go to www.envisionreports.com/TSCO.
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials - If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 4, 2026 to facilitate timely delivery.

2 N O T	C O Y

       04962D

Notice of Annual Meeting of Stockholders

The 2026 Annual Meeting of Stockholders of Tractor Supply Company will be held on May 14, 2026 at 8:00 am CT, virtually via the Internet at https://meetnow.global/M2USMND. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommend a vote FOR all the nominees listed on Proposal 1 and FOR Proposals 2 - 3.

1.	To elect the ten director nominees named in the proxy statement to serve a one-year term ending at the 2027 Annual Meeting of Stockholders

01 - Joy Brown

02 - Ricardo Cardenas

03 - Meg Ham

04 - André Hawaux

05 - Denise L. Jackson

06 - Ramkumar Krishnan

07 - Edna K. Morris

08 - Sonia Syngal

09 - Mark J. Weikel

10 - Harry A. Lawton III

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2026; and

3.	To approve, on a non-binding, advisory basis, the compensation of the named executive officers of the Company (Say on Pay).

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Proxy Materials available to View or Receive: Notice of Annual Meeting, 2026 Proxy Statement and Annual Report/10-K.
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– Internet - Go to www.envisionreports.com/TSCO. Click Cast Your Vote or Request Materials.

– Phone - Call us free of charge at 1-866-641-4276.

–   Email - Send an email to investorvote@computershare.com with “Proxy Materials Tractor Supply” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 4, 2026.